ASSET PURCHASE AGREEMENT


                                     between


                     KEYSTONE DENTAL X-RAY, INC., as Seller

                                       and

                    DISCOVERY X-RAY CORPORATION, as Purchaser

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

ARTICLE   1.     Sale and Purchase of Assets...............................    1

          1.1    Assets to be Acquired.....................................    1

          1.2    Purchase Price; Payment...................................    2

                 (a)   Purchase Price......................................    2

                 (b)   Escrow Account for Creditors........................    2

          1.3    Assumption of Liabilities and Obligations.................    2

          1.4    Allocation of Purchase Price..............................    2

          1.5    Guarantee of Guarantor....................................    3

ARTICLE   2.     Closing...................................................    3

          2.1    Time and Place of Closing.................................    3

          2.3    Further Assurances........................................    3

ARTICLE   3.     Representations and Warranties of the Seller..............    3

          3.1    Organization and Powers...................................    3

          3.2    Power and Authorization...................................    3

          3.3    Conflict with Other Agreements, Approvals.................    4

          3.4    Compliance with Law.......................................    4

          3.5    Financial Statements......................................    4

          3.6    Absence of Adverse Changes or Events......................    5

          3.7    Purchased Assets..........................................    5

          3.8    Contracts.................................................    6

          3.9    Litigation................................................    6

          3.10   Employee Benefit Plans and Arrangements...................    6

          3.11   Intellectual Property.....................................    7

          3.12   Franchises, Licenses, Permits, etc........................    8

          3.13   Inventory.................................................    8

          3.14   Disclosure................................................    8

          3.15   Broker's and Finder's Fees................................    8

          3.16   Labor Matters.............................................    9

          3.17   Tax Matters...............................................    9

          3.18   Customers and Suppliers...................................   10

          3.19   Records of Seller.........................................   10

          3.20   Insurance.................................................   11

          3.21   Environmental Matters.....................................   11

          3.22   Product Warranty..........................................   12

          3.23   Product Liability.........................................   12

          3.24   Bankruptcy................................................   12

ARTICLE   4.     Representations and Warranties of the Purchaser...........   13

          4.1    Organization and Powers...................................   13

          4.2    Power and Authorization...................................   13

          4.3    Conflict with Other Agreements, Approvals.................   13

          4.4    Broker's and Finder's Fees................................   14

ARTICLE   5.     Representations and Warranties of the Guarantor...........   14

          5.1    Organization and Powers...................................   14

          5.2    Power and Authorization...................................   14

          5.3    Conflict with Other Agreements, Approvals.................   14

          5.4    Broker's and Finder's Fees................................   15

ARTICLE   6.     ISRA......................................................   15

ARTICLE   7.     Consents..................................................   16

ARTICLE   8.     Confidential Information..................................   16

ARTICLE   9.     Deliveries by Seller at Closing...........................   16

          9.1    Officers Certificate......................................   16

          9.2    Opinion of Counsel for the Seller.........................   16

          9.3    Employment Arrangement....................................   16

          9.4    Corestates Loan...........................................   17

          9.5    Lease.....................................................   17

          9.6    Consents..................................................   17

          9.7    ISRA......................................................   17

          9.8    Guarantor Assignment......................................   17

          9.9    UCC-3 Termination Statements..............................   17

          9.10   Closing Documents.........................................   17

ARTICLE   10.    Deliveries by Purchaser at Closing........................   17

          10.1   Officer's Certificate.....................................   18

          10.2   Employment Agreement......................................   18

          10.3   Closing Documents.........................................   18

ARTICLE   11.    Warranty Claims...........................................   18

ARTICLE   12.    Product Liability Claims..................................   18

ARTICLE   13.    Indemnification...........................................   18

          13.1   Survival: Etc.............................................   18

          13.2   Indemnities...............................................   19

                 (a)   Indemnification of Purchaser........................   19

                 (b)   Indemnification of Seller...........................   19

                 (c)   Limitation on Liability.............................   19

          13.3   Notice and Opportunity to Defend..........................   19

ARTICLE   14.    Bulk Sales Laws...........................................   20

ARTICLE   15.    Waiver of Terms...........................................   20

ARTICLE   16.    Payment of Expenses.......................................   20

ARTICLE   17.    Cooperation...............................................   20

ARTICLE   18.    Counterparts..............................................   21

ARTICLE   19.    Contents of Agreement, Parties in
                    Interest, Assignment, etc. ............................   21

ARTICLE   20.    Section Headings, Gender and "Person".....................   21

ARTICLE   21.    Notices...................................................   21

ARTICLE   22.    Governing Law.............................................   22

ARTICLE   23.    Non-Competition...........................................   22

ARTICLE   24.    License...................................................   23

ARTICLE   25.    Public Announcements......................................   24

ARTICLE   26.    Employees.................................................   24

ARTICLE   27.    Post-Closing Covenants....................................   24


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


SCHEDULES*
---------

Schedule 1.1                               Purchased Assets
Schedule 1.1(a)                            Retained Assets
Schedule 1.2(b)                            List of Creditors
Schedule 1.3                               Assumed Purchase Orders
Schedule 1.4                               Allocation of Purchase Price
Schedule 3.8                               Contracts
Schedule 3.9                               Litigation
Schedule 3.10                              ERISA Plans
Schedule 3.11                              Intellectual Property
Schedule 3.12                              Franchises, Licenses, Permits, etc.
Schedule 3.16                              Employees
Schedule 3.18(a)                           Customers
Schedule 3.18(b)                           Suppliers
Schedule 3.20                              Insurance
Schedule 3.22                              Standard Terms and COnditions
Schedule 9.9                               UCC-3 Termination Statements
Schedule 27                                Construction Plans


EXHIBITS*
--------

Exhibit A                                  Escrow Agreement
Exhibit B                                  Financial Statements
Exhibit C                                  Marandola Employment Agreement
Exhibit D                                  Keim Employment Agreement
Exhibit E                                  Lease
Exhibit F                                  License Agreement

* Omitted from this filing. Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of September 24, 1997 by and between Keystone Dental X-Ray, Inc., a Pennsylvania corporation (the "Seller"), Discovery X-Ray Corporation., a Delaware corporation (the "Purchaser") and Imaging Sciences, Inc., a Delaware corporation (the "Guarantor").

     WHEREAS, the Seller is engaged in the following two businesses: (1) developing, manufacturing and selling intra-oral X-Ray tubes and related components for the domestic and foreign markets (the "Acquired Business"), and
(2) servicing X-Ray and related equipment (the "Retained Business"); and

     WHEREAS, the Seller desires to sell and the Purchaser desires to purchase certain of the assets and properties of the Acquired Business on the terms and conditions hereinafter set forth; and

     WHEREAS, the Seller will continue to operate the Retained Business.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


ARTICLE 1. Sale and Purchase of Assets

     1.1 Assets to be Acquired

     The Seller hereby sells, assigns, transfers, conveys and delivers to the Purchaser, and the Purchaser hereby purchases, acquires and accepts from the Seller, all of Seller's right, title and interest in and to all property and assets of the Seller which are used in the Acquired Business of whatever kind, character or description, whether real, personal or mixed, tangible or intangible, wherever situated, including, without limitation, those assets listed on Schedule 1.1, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature whatsoever ("Encumbrances") upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in exchange for the Purchase Price (as defined in Section 1.2 below). All of the property, assets, rights, business and operations to be sold, assigned, transferred, conveyed and delivered by the Seller to the Purchaser under this Agreement are hereinafter referred to collectively as the "Purchased Assets". Purchaser shall not acquire any of Seller's cash, accounts receivable, corporate records, trade names, the trademark "Keystone," service marks, the assets of the Retained Business or any other assets listed on Schedule 1.1(a) thereon (collectively, the "Retained Assets").

     1.2 Purchase Price; Payment

     (a) The aggregate purchase price to be paid for the Purchased Assets (the "Purchase Price") shall be one million four hundred fifty thousand dollars ($1,450,000). The Purchase Price shall be payable in immediately available funds as follows: (a) $930,261 to Seller; (b) $280,799.00 to Corestates N.A. ("Corestates") in payment in full of all outstanding principal and interest on the loan made by

Corestates to Seller in the original principal amount of $300,000 (the "Corestates Loan"); and (c) $238,940.00 to Corestates Bank pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A.


     1.3 Assumption of Liabilities and Obligations

     The Purchaser will assume and perform the Seller's obligations under the open purchase orders listed in Schedule 1.3. Purchaser shall not assume any other liabilities or obligations of the Acquired Business, the Retained Business or Seller whatsoever.

     1.4 Allocation of Purchase Price

     The Purchase Price shall be allocated among the Purchased Assets in the manner set forth on Schedule 1.4 for all purposes including financial accounting and tax purposes and the filing of Form 8594 with the Internal Revenue Service.

     1.5 Guarantee of Guarantor

     Guarantor hereby unconditionally and irrevocably guarantees to Purchaser the full observation and performance of all obligations, representations, warranties, covenants, agreements and commitments of any kind or nature whatever contained in this Agreement which are assumed or made by the Seller herein.


ARTICLE 2. Closing

     2.1 Time and Place of Closing

     Subject to the terms and conditions hereof, the closing (the "Closing") of the sale and purchase of the Purchased Assets shall take place on the date hereof (the "Closing Date") at the offices of Windels, Marx, Davies & Ives, located at 156 West 56th Street, New York, New York, or at such other time and place as the parties shall mutually agree in writing.

     2.3 Further Assurances

     Following the Closing, at the request of the Purchaser, the Seller will from time to time execute, acknowledge and deliver to the Purchaser such other assignments, consents, agreements and other instruments or documents of conveyance and transfer, and will take such other actions and execute and deliver such other documents, certifications and further assurances, as the Purchaser may reasonably require in order to vest more effectively in the Purchaser, or to put the Purchaser more fully in possession of, any of the Purchased Assets.


ARTICLE 3. Representations and Warranties of the Seller

     The Seller represents and warrants to the Purchaser as follows:

     3.1 Organization and Powers


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

     The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite right, power and authority to lease, use, maintain or operate its properties and assets and carry on the Acquired Business as now conducted, and is in all respects duly licensed, authorized, qualified and registered (and has duly filed all notifications required) to conduct the Acquired Business as it is currently being conducted and is in good standing in each jurisdiction in which it does business.

     3.2 Power and Authorization

     The Seller has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller have been duly authorized by all necessary corporate and other action. This Agreement has been duly executed and delivered by Seller and constitutes Seller's legal, valid and binding obligation enforceable against Seller in accordance with its terms. Any person who has executed this Agreement on behalf of the Seller, or who will execute on behalf of Seller any agreement, document, or instrument contemplated by this Agreement, has been or will, at the time of such execution, be duly authorized to do so by all necessary corporate action.

     3.3 Conflict with Other Agreements, Approvals

     With respect to the following:

          (a) the Articles of Incorporation or bylaws of Seller,

          (b) any applicable law, statute, ordinance, rule or regulation,

          (c) any Contract or instrument to which the Seller is a party or may be bound, or

          (d) any judgment, writ, consent, decree, order, injunction, ruling or mandate of any court or governmental authority to which the Seller is a party or subject, the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby will not, (i) result in any violation, conflict or default, give to others any interest or rights, including rights of termination, cancellation or acceleration, or create any Encumbrance, or (ii) require any authorization, consent, approval, exemption or other action by, or notice to or filing with, any person, including without limitation any court or administrative or governmental body which has not been obtained (collectively "Consents"), given or done.

     3.4 Compliance with Law

     The Seller's conduct of the Acquired Business and Seller's ownership, use, lease, maintenance and operation of its properties and the Purchased Assets are and have been in material compliance with any and all applicable federal, state, local or other governmental laws, statutes or ordinances, foreign or domestic, and any judgment, order, writ, consent, decree, injunction, ruling, mandate, rule or regulation of any federal, state, local or other governmental agency or body, foreign or domestic (including, without limitation, all environmental, energy, safety, health, zoning, anti-discrimination, antitrust, wage and hour and price and wage control laws, ordinances, orders, rules or regulations to the extent any or all of the foregoing are applicable).

     3.5 Financial Statements

     (a) The Seller has delivered to the Purchaser true, correct and complete copies of the following financial statements of the Seller attached hereto as Exhibit B, including all notes, comments and schedules thereto:

          (i) Reviewed Financial Statements for the years ended December 31, 1994 and 1995;

          (ii)  Reviewed  Financial  Statement  for the year ended  December 31,
     1996;

          (iii) Unaudited Balance Sheet as of June 30, 1997; and

          (iv) Unaudited income statements for the period ended June 30, 1997.

     (b) Such financial statements have been prepared in accordance with generally accepted accounting principles (including, but not limited to, the allocation of expenses between or among the Seller and other businesses, operations and affiliates of the Seller), consistently applied, and fairly present the financial condition, assets and liabilities of the Seller at each respective date indicated. The balance sheet as of June 30, 1997 is referred to herein as the "June 30 Balance Sheet". The Purchaser acknowledges that such financial statements relate to both the Acquired Business and the Retained Business and therefore such financial statements do not reflect the operations of the Acquired Business as though it had operated as a separate entity.

     (c) Except for liabilities and obligations reflected in the June 30 Balance Sheet, and liabilities and obligations incurred since June 30, 1997 in the ordinary course of Acquired Business consistent with prior practice, which in the aggregate are not materially different from the amounts set forth on the June 30 Balance Sheet, neither the Acquired Business nor the Seller has any indebtedness, liability or obligation, accrued or contingent, which should be disclosed in its financial statements or the notes, comments or schedules thereto.

     3.6 Absence of Adverse Changes or Events

     Since June 30, 1997, there has been no change in the Purchased Assets, financial condition, results of operations or business prospects of the Acquired Business which has materially adversely affected or might materially adversely affect, the Purchased Assets, financial condition, results of operations or business prospects of the Acquired Business, including, but not limited to: (i) the borrowing or agreement or commitment to borrow any funds; (ii) the incurrence of any obligation or liability, whether absolute, accrued, contingent or otherwise, whether due or to become due, except for obligations which are of a nature similar to those which are currently reflected on the June 30 Balance Sheet and which have been or will be incurred in the ordinary course of business and consistent with prior practice; (iii) any extraordinary or unusual losses; or (iv) a reduction in the Sellers's inventories or supplies below normal and adequate levels for the continuation of the Acquired Business in the ordinary course consistent with prior practice. Since June 30, 1997, the Seller has conducted the Acquired Business only in the ordinary course of business and consistent with prior practice.

     3.7 Purchased Assets

     (a) Schedule 1.1 sets forth a true, correct and complete list of all the Purchased Assets and constitutes all of the Assets of the Seller in connection with the operation of the Acquired Business other than the Retained Assets. The Seller is the owner of and has good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances or other third party interests of any nature whatsoever.

     (b) The Purchased Assets are in good operating condition in all material respects and are suitable for the purpose used and intended in the ordinary course of business, subject to ordinary wear and tear, and are adequate and sufficient for all of the current operations of the Acquired Business.

     3.8 Contracts

     All written or oral contracts, agreements, instruments, guaranties, leases, mortgages, purchase orders, sales orders and commitments ("Contracts"), to which, with respect to the Acquired Business or Seller, the Seller is a party or may be bound, are listed in Schedule 3.8. All Contracts and purchase orders to be assumed by the Purchaser are the legal, valid and binding obligation of Seller and in full force and effect on the date hereof and the Seller has not violated any provision of, or committed or failed to perform any act, which, with or without any notice, lapse of time or both, would constitute a default under the provisions of any such Contract or purchase order the termination of which would have a material adverse effect upon the Purchased Assets, financial condition, results of operations or business prospects of the Business. Except as set forth on Schedule 3.8, to the Seller's knowledge, there is no (i) existing default by any party to such Contract or purchase order or any event which, with or without any notice, lapse of time or both, would constitute a default under or result in any right to accelerate by any other party to such Contract or purchase order or (ii) valid defense or counterclaim which may be asserted against Seller.

     3.9 Litigation

     Except as disclosed on Schedule 3.9, (a) no claim, litigation, proceeding, action, suit, arbitration, investigation or other judicial, regulatory or administrative proceeding ("Litigation") is in progress, pending or in effect, or threatened or known to be contemplated, against the Seller with respect to the Acquired Business, the Retained Business or any of the Purchased Assets, before any court, governmental agency, authority or commission, arbitrator or mediator, (b) there are no judgments, orders, writs, consents, decrees, injunctions, rulings, or any other mandates of any court or governmental authority outstanding against the Seller with respect to the Acquired Business, the Retained Business or the Purchased Assets, (c) no Litigation has been brought or threatened, or is known to be contemplated, respecting or in connection with the transactions contemplated by this Agreement and (d) no proceeding under any bankruptcy or insolvency law is currently pending by or against Seller. No Litigation described in Schedule 3.9, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the Acquired Business or the Purchased Assets.

     3.10 Employee Benefit Plans and Arrangements

     (a) Schedule 3.10 contains a true, correct and complete list of all employee benefit plans sponsored or maintained by the Seller with respect or relating to the Acquired Business. For the purposes hereof, the term "employee benefit plan" includes all employee welfare benefit plans within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of section 3(2) of ERISA.



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


     (b) None of Seller's employees will participate in any of the Purchaser's employee benefit plans unless and until such person becomes an employee of the Purchaser, in which case participation in the Purchaser's plans will be governed by the terms of such plans. The Seller retains all liabilities and responsibilities under ERISA or the Internal Revenue Code of 1986, as amended (the "Code"), for all employee benefit plans or compensation practices of the Seller ("Seller's Plans") regardless of when such liabilities or responsibilities arose. The Purchaser shall have no obligations whatsoever with respect to Seller's Plans.

     (c) The Seller is not and has never been a member of a "controlled group of corporations" as defined in Section 1563(a) of the Code.

     (d) None of the Seller, any Seller Plan, any trust created thereunder, or any trustee, administrator, or fiduciary (as defined in Section 3(21) of Title I of ERISA) thereof, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA.

     (e) There exists no condition or set of circumstances which could result in the imposition of any liability under ERISA, and there are no threatened or pending claims, suits or other proceedings by present or former employees of the Seller, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, or any other person or entity involving any Seller Plan including claims against the assets of any trust, involving any Seller Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries.

     (f) Seller has not maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, and as of the date of this Agreement, has not adopted or established, does not maintain, does not contribute to and is not required to contribute to, and does not otherwise participate in and is not required to participate in any "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Seller on account of a "multiemployer plan" (as defined in Section 3(37) of ERISA), or on account of any withdrawal therefrom.

     3.11 Intellectual Property

     (a) Other than the rights of Guarantor, the Seller owns free and clear or has the sole and exclusive right to use, or has entered into a subsisting license agreement granting it the right to use, all computer programs, systems and software, foreign and United States patents, trademarks, service marks, trade names, copyrights, and all other intellectual property rights and any applications with respect thereto ("Intellectual Property") which is necessary for the conduct of the Acquired Business as now conducted and as heretofore conducted, with no known conflict with, or infringement of, any Intellectual Property of any other person, including, without limitation, United States Patent Nos. 4,317,040 and 4,127,776 and Registered Trademarks "Intrex," "Spacemaker" and "Marksman."

     (b) In connection with the operation of the Acquired Business, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller have not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller used in connection with, or necessary for the operation of the Acquired Business.

     (c) Schedule 3.11 contains a true, complete and correct listing of all Seller's Intellectual Property.

     3.12 Franchises, Licenses, Permits, etc.

     The Seller owns or possesses all franchises, licenses, permits, consents, orders, variances, approvals, exemptions, waivers and other authorizations, governmental or otherwise, which are necessary for or related to the operation of the Acquired Business as now or heretofore conducted or to the ownership, maintenance or operation of the Purchased Assets ("Authorizations"), all of which are listed on Schedule 3.12 and are in full force and effect. The Seller has been in compliance with and is not in default and has not received any notice of any claim of default, with respect to any such Authorizations, or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorizations or claimed lack of any necessary Authorizations. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will have any materially adverse effect upon any such Authorizations.

     3.13 Inventory

     The inventories of goods included in the Purchased Assets ("Inventory") consist of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was processed or manufactured, and none of which is slow-moving, obsolete, damaged or defective. Inventory included in the Purchased Assets has been manufactured in accordance with good manufacturing practices and is properly reflected and valued in accordance with generally accepted accounting principles, consistently applied, on the June 30 Balance Sheet. Since that time, there has been no disposition of Inventory other than in the ordinary course of business of the Acquired Business.

     3.14 Disclosure

     No representation, warranty or statement made or to be made by Seller contained in this Agreement, in any of the Schedules or in any certificate or other writing signed and delivered by Seller to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material facts necessary in order to make the statements contained therein not misleading.

     3.15 Broker's and Finder's Fees

     Seller is not obligated to pay, and has not retained any broker or finder or any other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by or for the benefit of Seller in connection with the consummation of the transactions contemplated herein. Seller will indemnify and hold Purchaser harmless from and against any and all claims from any person or entity for any and all such fees and commissions through Seller.

     3.16 Labor Matters

     (a) There are no collective bargaining agreements or any written or oral consultant agreements or written or oral contracts of employment with any of the Seller's employees, or commitments or agreements to increase the wages or benefits or to modify the conditions or terms of employment of any of such employees.

     (b) The Seller has no obligations or arrangements with employees with respect to bonuses, commissions, incentive compensation, supplementary compensation, vacations, severance, sick pay, sick leave, insurance, service awards, relocation, disability, tuition refunds or other benefits, whether oral or written.

     (c) Within the past five years, there have been no union organizing activities, work stoppages, picketing, slowdowns or lockouts or any other labor dispute trouble with respect to the employees of the Seller or of any of Seller's suppliers, service providers, vendors or customers. Nor, to the Seller's knowledge, are any such activities currently pending or threatened.

     (d) Schedule 3.16 sets forth the names, titles and functions of, and current compensation and other benefits payable to, all persons employed by Seller on the date hereof who will be employed by the Purchaser after the Closing.

     3.17 Tax Matters

     (a) The Seller has filed all returns, declarations, reports, claims for refunds, or information returns or statements relating to Taxes (as defined below), including any schedules or attachments thereto, and including any amendments thereof ("Tax Returns") that it was required to file with respect to the Acquired Business or which, if not filed, could affect the Acquired
Business. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller with respect to the Acquired Business (whether or not shown on any Tax Return) have been fully paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return with respect to the Acquired Business. There are no Encumbrances on any of the property or assets of the Acquired Business that arose in connection with any failure (or alleged failure) to pay any Taxes.

     (b) There is no material dispute or claim concerning any Tax liability of the Seller either (i) claimed or raised by any authority in writing or (ii) as to which the Seller (or any representative of the Seller) has knowledge based upon personal contact with any agent of such authority.

     (c) The Seller has delivered to the Purchaser true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to with respect to the Seller within the previous five (5) years. The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

     (d) The unpaid Taxes of the Seller (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Tax liability set forth on the face of the June 30 Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Seller filing its Tax Returns.

     (e) Neither Seller nor any affiliates of Seller is a "foreign person" (as such term is defined in Section 1445(f) of the Code).

     (f) The word "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     3.18 Customers and Suppliers

     (a) Schedule 3.18(a) sets forth a true, correct and complete list of the customers of the Acquired Business by net sales for each such customer having net sales of at least 10% of the Seller's gross revenues for the period ended September 21, 1997. Except as set forth on Schedule 3.18(a), the Seller has not been informed by or become aware that any current customer of the Acquired Business intends to purchase products of the Acquired Business on terms less favorable than those currently in effect or reduce the number of products purchased.

     (b) Schedule 3.18(b) sets forth a true, correct and complete list of all of the suppliers of the Acquired Business of (i) any finished goods, raw materials or components that comprise the inventory of the Acquired Business or (ii) any service or other material item necessary for the operation of the Acquired Business. Except as set forth on Schedule 3.18(a), Seller has not been informed that any such supplier intends to discontinue to supply to Seller or that such supplier intends to supply Seller goods or services on terms less favorable than those currently in effect.

     3.19 Records of Seller

     Seller has furnished to Purchaser true, accurate and complete copies of (i) the certificate of incorporation of the Seller, and all amendments thereto, certified by the Pennsylvania Secretary of State, (ii) a certificate of good standing of the Seller, duly certified by the Pennsylvania Secretary of State not earlier than 10 days prior to the date hereof and (iii) all filings made with the Food and Drug Administration, including audit summaries and responses thereto, and to the extent feasible, all engineering notes and drawings related to the Intrex 60/70 DC, a list of all drawings, and the drawings for all tubes, arms, controllers, and remotes; provided, however, if Seller is unable to deliver any such notes or drawings prior to Closing after using its best efforts, Seller hereby covenants to deliver such notes and drawings to the Purchaser as soon as possible after the Closing. There have been no material transactions involving the Acquired Business or the Purchased Assets which properly should have been set forth in such books and records and which have not been so set forth.

     3.20 Insurance

     Schedule 3.20 contains a true, correct and complete list of all policies of life, fire, casualty, liability, product liability, workers' compensation, title, officer's liability, fidelity, business interruption, error and omission and all other forms of insurance (collectively, the "Insurance Policies") owned by the Seller relating to the Acquired Business or the Purchased Assets, together with a brief summary of the type of coverage thereof (including, without limitation, information with respect to available coverage per year, deductibles, exclusions from coverage, expiration dates, annual premiums and outstanding claims against existing coverages) . Each of the Insurance Policies is in full force and effect, provides adequate coverage for all normal risks covered by the subject matter thereof incident to the business and service by individuals as officers or key employees thereof, is to Seller's knowledge in character and amount at least equivalent to that carried by persons engaged in a business subject to the same or similar risks, perils or hazards as the Acquired Business and are and as of the Closing will be duly in force and effect. The Seller is not in default with respect to any material term or condition of any of the Insurance Policies, and there are no circumstances existing which would enable any insurance carrier to avoid liability under any of the Insurance Policies issued by it. The Seller has furnished to the Purchaser true, correct and complete copies of all Insurance Policies set forth on Schedule 3.20. The Seller has not been denied or rejected for any insurance coverage which any of them requested or applied for within the past five years.

     3.21 Environmental Matters

     (a) Seller has been and is currently in compliance in all material respects with all applicable Environmental Laws with respect to Acquired Business, the Purchased Assets or the premises at which the Acquired Business is currently operated (the "Premises"). For purposes of this Agreement, "Environmental Law" means any and all laws, statutes, ordinances, rules, regulations and other legal requirements imposing liability or standards of conduct for or relating to Hazardous Materials or the discharge of Hazardous Materials (as hereinafter defined) into the environment, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act of 1975, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clear Air Act and the Safe Drinking Water Act, and the Industrial Site Recovery Act, N.J.S.A. S.13:1 K-6, et seq., together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes.

     (b) There are no material liabilities relating to any Hazardous Materials asserted against the Seller. The Seller has not agreed to or been ordered to assume any liability or obligation of any third party for cleanup, compliance or required capital expenditures in connection with any liability or obligation relating to any Hazardous Materials. For purposes of this Agreement, "Hazardous Material" means any hazardous substance, toxic substance, pollutant, contaminant, hazardous waste, hazardous chemical or any other substance, regardless of physical form, defined pursuant to, or subject to, any Environmental Law.

     (c) No Hazardous Materials are or were stored or otherwise located on or released from any part of the premises while owned, used, leased, or maintained by Seller, or any affiliate of Seller, or in connection with the Acquired Business or the Retained Business.

     (d) No storage tanks, asbestos containing materials or polychlorinated biphenyl transformers and capacitors were or are located on any part of any premises while owned, used, leased, or maintained by Seller or in connection with the premises. Any such storage tanks, materials, transformers and capacitors were during such periods and are operated and maintained in compliance in all material respects with applicable Environmental Laws, and there has been no release of Hazardous Materials from such storage tanks, materials, transformers and capacitors during such periods.

     3.22 Product Warranty

     Each product manufactured, sold, leased or delivered by Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the June 30 Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. No product manufactured, sold, leased or delivered by Seller is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 3.22 contains copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty and indemnity provisions).

     3.23 Product Liability

     Seller has no liability (and, to the best of Seller's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by Seller.

     3.24 Bankruptcy

     The Second Amended Plan of Reorganization In re: Keystone Dental X-Ray, Inc., f/d/b/a Keystone X-Ray Inc. and the Modification of Second Amended Plan of Reorganization (collectively, the "Plan") and the Order Confirming the Plan dated May 10, 1995 (the "Order") have not been modified or amended since such date. There is no motion, proceeding, appeal, stay or other action pending or, to the best knowledge of the Seller, threatened in connection with the Plan or the Order and the Seller has not received any notice of default in connection therewith. The Seller has complied with all of the material conditions of the Plan and the Order and has made all payments required to have been made under the Plan, including all administrative expenses. The Seller will have adequate resources following the closing to make all additional payments required to be made under the Plan. The transactions contemplated by the Agreement are authorized by, and do not violate, the terms of either the Plan or the Order.



ARTICLE 4. Representations and Warranties of the Purchaser

     The Purchaser represents and warrants to the Seller as follows:

     4.1 Organization and Powers

     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite right, power and authority to own its properties and assets and carry on the Acquired Business as now conducted.

     4.2 Power and Authorization

     The Purchaser has all requisite right, power and authority to execute and deliver this Agreement and carry out the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary corporate action. This

Agreement has been duly executed and delivered by Purchaser and constitutes Purchaser's legal, valid and binding obligation enforceable against Purchaser in accordance with its terms.

     4.3 Conflict with Other Agreements, Approvals

     With respect to the following:

          (a) the Articles of Incorporation or Bylaws of the Purchaser,

          (b) any applicable law, statute, ordinance, rule or regulation,

          (c) any Contract or instrument to which the Purchaser is a party or may be bound, or

          (d) any judgment, order, injunction, decree or ruling of any court or governmental authority to which the Purchaser is a party or subject,

          (e) the execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any violation, conflict or default or (ii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done.

     4.4 Broker's and Finder's Fees

     Purchaser is not obligated to pay, and has not retained any broker or finder or any other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made by or for the benefit of Purchaser in connection with the consummation of the transactions contemplated herein. Purchaser will indemnify and hold Seller harmless from and against any and all claims from any person or entity for any and all such fees and commissions through Purchaser.


ARTICLE 5. Representations and Warranties of the Guarantor

     The Guarantor represents and warrants to the Purchaser as follows:

     5.1 Organization and Powers

     The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite right, power and authority to own its properties and assets and carry on its business as now conducted.

     5.2 Power and Authorization

     The Guarantor has all requisite right, power and authority to execute and deliver this Agreement and carry out its obligations hereunder subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by the Guarantor have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Guarantor and constitutes Guarantor's legal, valid and binding obligation enforceable against Guarantor in accordance with its terms.

     5.3 Conflict with Other Agreements, Approvals

     With respect to the following:

          (a) the Articles of Incorporation or Bylaws of the Guarantor,

          (b) any applicable law, statute, ordinance, rule or regulation,

          (c) any Contract or instrument to which the Guarantor is a party or may be bound, or

          (d) any judgment, order, injunction, decree or ruling of any court or governmental authority to which the Guarantor is a party or subject,

          (e) the execution and delivery by the Guarantor of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any violation, conflict or default or (ii) require any authorization, consent, approval, exemption or other action by any court or administrative or governmental body which has not been obtained, or any notice to or filing with any court or administrative or governmental body which has not been obtained or any notice to or filing with any court or administrative or governmental body which has not been given or done.

     5.4 Broker's and Finder's Fees

     Guarantor is not obligated to pay, and has not retained any broker or finder or any other person who is entitled to, any broker's or finder's fee or any other commission or financial advisory fee based on any agreement or undertaking made in connection with the consummation of the transactions contemplated herein. Guarantor will indemnify and hold Purchaser harmless from and against any and all claims from any person or entity for any and all such fees and commissions.


ARTICLE 6. ISRA

     (a) The Seller shall, at the Seller's own expense, comply with the requirements of the Industrial Site Recovery Act, N.J.S.A. S. 13.1 K-6, et seq. ("ISRA") including, without limitation, the preparation and submission of all required information to the New Jersey Department of Environmental Protection ("NJDEP") and the performance of any and all investigation and remediation of the Assets and the Facility required for compliance with ISRA. However, the Purchaser shall pay for any and all environmental consultants and legal advisers it may retain.

     (b) The Seller shall promptly furnish to Purchaser true and complete copies of all documents, submissions, correspondence and written communications provided to or received from the NJDEP or any other governmental agency. Such documents shall include without limitation, complete copies of all assessments, site investigations, sampling, test results and final reports obtained and prepared from samples and test taken at and around the Facility, remedial investigations and remedial workplans. The Seller shall notify Purchaser in advance of all meetings scheduled between the Seller and NJDEP and Purchaser may attend any such meetings.

     (c) The Seller shall prepare and file with the NJDEP applications under ISRA and shall use its reasonable best efforts to obtain, not later than forty-five (45) after Closing, the written approval of the NJDEP for a de minimis exemption, negative declaration or such other NJDEP action reasonably acceptable to the parties. If the NJDEP shall decline to approve such application or shall fail to act to approve such application within forty-five
(45) days after Closing, Seller shall prepare a remedial investigation and remedial action workplan for submission to the NJDEP which remedial action workplan shall be subject to review and approval by Purchaser, which approval shall not unreasonably be withheld and timely provided.

     (d) If NJDEP requires the implementation of a remedial action workplan, the Purchaser will allow such agents, licensees and employees of the Seller as the Seller may designate and representatives of NJDEP to enter upon the Facility. Further, Purchaser will permit the aforementioned individuals to inspect the Facility and to conduct such sampling, engineering and remediation as may be necessary or useful in the completion of the process of complying with ISRA. The Seller agrees to take all reasonable steps to prevent interference between the ISRA compliance activities and operations on the property. If the Seller is required to disturb the surface of the ground in the process of undertaking any necessary compliance, the Seller will restore or regrade the same upon obtaining the ISRA approval from NJDEP and will defend, indemnify and hold harmless the Purchaser against any costs, penalties, damages, claims, losses, liabilities and expenses of Purchaser arising directly therefrom.


ARTICLE 7. Consents

     The parties shall each use their best efforts to obtain all Consents which may be necessary or reasonably desired for consummation of the transactions contemplated by this Agreement.


ARTICLE 8. Confidential Information

     After the Closing, the Seller will treat and hold as confidential all information relating to the Acquired Business confidential and refrain from using any such information (unless ascertainable from public or published information or trade sources) except as necessary to fulfill the purposes of this Agreement or except as may be necessary for the completion of Tax Returns or in compliance with other applicable laws, regulations, and orders of courts or regulatory authorities.


ARTICLE 9. Deliveries by Seller at Closing

     At Closing, the Seller shall deliver to the Purchaser the following documents.

     9.1 Officers Certificate

     The Seller shall deliver one or more certificates from the President of the Seller and the Guarantor to effect that (i) the representations and warranties of the Seller herein contained and the information contained in the Schedules and any closing and other documents delivered by the Seller or the Guarantor in connection with this Agreement are true, correct and complete in all material respects; (ii) the Financial Statements are true and correct in all material respects, and (iii) that the transactions contemplated hereby have been approved by all requisite corporate action on the part of the Seller and the Guarantor.

     9.2 Opinion of Counsel for the Seller

     The Seller shall deliver an opinion of Wolf, Block, Schorr, Solis-Cohen, LLP counsel for the Seller, satisfactory to the Purchaser and its counsel.

     9.3 Employment Arrangement

     The Seller shall cause to be delivered an employment agreement with each of Edward Marandola and Alan Keim, each on terms acceptable to Purchaser substantially in the form attached hereto as Exhibits C and D (collectively, the "Employment Agreements").

     9.4 Corestates Loan

     The Seller shall deliver (i) a payoff letter from Corestates setting forth the outstanding principal and interest as of the Closing Date on the Corestates Loan and (ii) either UCC-3 Termination Statements duly executed by Corestates or a letter from Corestates confirming that appropriate UCC-3 Termination Statements will be recorded within 15 days of payment in full of the Corestates Loan. The Seller shall not make any drawdowns on the Corestates Loan after the date of the payoff letter.

     9.5 Lease

     Purchaser shall enter into lease with Donald Bell and James Quaranto in the form attached hereto as Exhibit E.

     9.6 Consents

     The Seller shall cause to be delivered all third-party consents and governmental consents necessary or appropriate to carry out the transactions contemplated hereby.

     9.7 ISRA

     The Seller shall deliver evidence satisfactory to the Purchaser to the effect that the NJDEP will allow the transfer of the Acquired Business.

     9.8 Guarantor Assignment

     Guarantor shall deliver an assignment in a form acceptable to the Purchaser assigning to the Purchaser all of Guarantor's rights in and to the Intellectual Property.

     9.9 UCC-3 Termination Statements

     The Seller shall deliver UCC-3 Termination Statements executed by each secured party in connection with the UCC-1 Financing Statements referenced on
Schedule 9.9.

     9.10 Closing Documents

     The Seller shall deliver such other certificates, instruments, agreements and other closing documentation, as Windels, Marx, Davies & Ives, special counsel for the Purchaser, may reasonably request including, without limitation, bills of sale and assignments of contracts and intellectual property rights.


ARTICLE 10. Deliveries by Purchaser at Closing

     At Closing, the Purchaser shall deliver to the Seller the following documents:

     10.1 Officer's Certificate

     The Purchaser's shall deliver one or more certificates from an officer of the Purchaser to effect that (i) the representations and warranties of the Purchaser herein contained and the information contained in any closing and other documents delivered by the Purchaser in connection with this Agreement are true, correct and complete in all material respects and (ii) that the transactions contemplated hereby have been approved by all requisite corporate action on the part of the Purchaser.

     10.2 Employment Agreement

     Purchaser shall deliver the Employment Agreements.

     10.3 Closing Documents

     The   Purchaser   shall  deliver  such   certificates   and  other  closing
documentation as Wolf, Block, Schorr, Solis-Cohen, LLP, counsel for the Seller, may reasonably request.


ARTICLE 11. Warranty Claims

     Seller shall be responsible for resolving all warranty claims regarding any product shipped by Seller provided Purchaser promptly notifies Seller of the existence of any such claims after receiving actual notice thereof.


ARTICLE 12. Product Liability Claims

     (a) Seller hereby agrees to indemnify and hold Purchaser harmless from and against any and all claims, liabilities, losses, damages, injury to persons or property of any nature, costs and expenses, including fees and disbursements of counsel (collectively, "Product Liability Claims") arising out of, based on, or caused by, any actual or alleged accident or event relating to any product manufactured and shipped by or on behalf of Seller or any of its affiliates.

     (b) Purchaser hereby agrees to indemnify and hold Seller harmless from and against any and all Product Liability Claims arising out of, based on or caused by any actual or alleged accident or event relating to any product manufactured and shipped by Purchaser or any of its Affiliates for its own account after the Closing Date.


ARTICLE 13. Indemnification

     13.1 Survival Etc.

     Survival. The representations and warranties of Purchaser and Seller made in this Agreement shall survive the execution of this Agreement for a period of two years from the Closing Date, provided, however, that the representations, warranties and covenants by Seller made in ss. 3.7, 3.10, 3.21, 3.22, 3.23 and 3.24, the representations, warranties and covenants of Purchaser made in ss. 4.1 and 4.2 and the representations, warranties and covenants Guarantee made in ss.
5.1 and 5.2 shall survive indefinitely.

     13.2 Indemnities

     (a)  Indemnification of Purchaser.  Subject to the other provisions of this
Article 13, Seller shall defend, indemnify and hold Purchaser harmless from and against, and promptly reimburse Purchaser for, any loss, expense, damage, deficiency, liability, claim or obligation, including reasonable investigative costs, reasonable costs of defense, settlement costs (subject to approval as provided below) and reasonable attorneys' fees (collectively, "Losses") that Purchaser incurs or to which Purchaser becomes subject, which Losses arise out of or in connection with (i) any breach by Seller of this Agreement, (ii) any claim asserted by any third party that, assuming the truth thereof, would constitute a breach by Seller of this Agreement, (iii) Seller's failure to perform prior to the Closing Date its obligations under any Contract assumed by Purchaser, (iv) the manufacture and sale of any product or the ownership or operation of the Acquired Business or (v) any Liability arising out of, or in connection with, the Plan or the Creditors.

     (b)  Indemnification  of Seller.  Subject to the other  provisions  of this
Article 13, Purchaser shall defend, indemnify and hold Seller harmless from and against, and promptly reimburse Seller for, any Losses that Seller incurs or to which Seller becomes subject, which Losses arise out of or in connection with
(i) any breach by Purchaser of this Agreement, (ii) any claim asserted by any third party that, assuming the truth thereof, would constitute a breach by Purchaser of this Agreement, or (iii) Purchaser's failure to perform the obligations which is has assumed under any Contract after the Closing Date, or
(iv) the ownership of the Acquired Business or the Purchased Assets or the operation of the Acquired Business from and after the Closing Date.

     (c) Limitation on Liability. Neither the Seller nor the Purchaser shall have any obligation to indemnify the other party hereunder for any Losses until such indemnifiable Losses incurred by the other party or to which the other party becomes subject exceed $20,000, and then the first party shall indemnity the other party pursuant to the terms hereof for the amount of all Losses.

     13.3 Notice and Opportunity to Defend

     If either party (the "Indemnified Party") receives notice of any third-party claim or commencement of any third party action or proceeding (an "Asserted Liability") with respect to which the other party hereto (an "Indemnifying Party") is obligated to provide indemnification pursuant to
Section 13.2(a) (Indemnification of Purchaser) or Section 15.2(b) (Indemnification of Seller), the Indemnified Party shall promptly give the Indemnifying Party notice thereof. The Indemnified Party's failure so to notify the Indemnifying Party shall not cause the Indemnified Party to lose its right to indemnification under this Article 13, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend against an Asserted Liability that such Indemnified Party has the right to defend against hereunder. Such notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnified Party. The Indemnifying Party may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party, unless
(i) the Indemnified Party reasonably objects to such assumption on the ground that counsel for such

Indemnifying Party cannot represent both the Indemnified Party and the Indemnifying Party because such representation would be reasonably likely to result in a conflict of interest or because there may be defenses available to the Indemnified Party that are not available to such Indemnifying Party, (ii) the Indemnifying Party is not, in the reasonable judgment of the Indemnified Party, capable (by reason of insufficient financial capacity, bankruptcy, receivership, liquidation, managerial deadlock, managerial neglect or similar events) of maintaining a reasonable defense of such action or proceeding, or
(iii) the action or proceeding seeks injunctive or other equitable relief against the Indemnified Party. If the Indemnifying Party defends an Asserted Liability, it shall do so at its own expense and shall not be responsible for the costs of defense, investigative costs, attorney's fees or other expenses incurred to defend the Asserted Liability (collectively, "Defense Costs") of the Indemnified Party (which may continue to defend, at its own expense). If the Indemnified Party assumes the defense of an Asserted Liability by reason of clauses (i), (ii) or (iii) above, or because the Indemnifying Party has not elected to assume the defense, then such Indemnifying Party shall indemnify the Indemnified Party for its reasonable Defense Costs. The Indemnifying Party may settle any Asserted Liability only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld.


ARTICLE 14. Bulk Sales Laws

     The parties hereby waive compliance with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.


ARTICLE 15. Waiver of Terms

     Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof but only by a written notice signed by a duly authorized representative of such party and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.


ARTICLE 16. Payment of Expenses

     The parties to this agreement shall each pay their own expenses, including, without limitation, the expenses of their own counsel and accountants and any broker's, finder's or similar agent's fee, incurred in connection with this Agreement and the transactions contemplated hereby.


ARTICLE 17. Cooperation

     Subject to the terms and conditions herein provided, each of the parties hereto shall use its or their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such governmental notifications and additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.


ARTICLE 18. Counterparts

     This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.


ARTICLE 19. Contents of Agreement, Parties in Interest, Assignment, etc.

     This Agreement, together with the Exhibits hereto and any side letters executed by the parties in connection herewith, set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Nothing herein express or implied is intended or shall be construed to confer upon or to give any person, other than the Purchaser, the Guarantor and the Seller and their respective successors or assigns, any rights or remedies under or by reason of this Agreement. This Agreement may not be assigned by any party hereto without the express written consent of the other party hereto, and any purported assignment without such consent shall be null and void.


ARTICLE 20. Section Headings, Gender and "Person"

     The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party or whether such party is a corporate or other entity. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, joint venture, government or political subdivision or agency or instrumentality thereof, association, unincorporated organization or any other entity.


ARTICLE 21. Notices

     All notices, consents, waivers or other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally, by Federal Express or similar overnight delivery, by facsimile transmission, or by registered or certified mail, return receipt requested, postage prepaid, as follows (or to such other addressee or address as shall be set forth in a written notice given in the same manner):

     If to the Seller:

            Keystone Dental X-Ray, Inc.
            941 Hamilton Avenue
            Roebling, New Jersey 08554
            Attention:    Edward Marandola
            Fax:          (609) 499-8833

     With a copy to:

            Wolf, Block, Schorr and Solis - Cohen LLP at its then current principle office

            Philadelphia, PA
            Attention:  Carl W. Schneider, Esq.
            Fax:       (215) 977-2334

     If to the Purchaser:

            c/o Schick Technologies, Inc.
            31-00 47th Avenue
            Long Island City, NY 11101
            Attention:  General Counsel
            Fax:        (718) 937-5962

     With a copy to:

            Windels Marx Davies and Ives
            156 West 56th Street
            New York, NY 10019
            Attention:  Robert A. Rossi, Esq.
            Fax:        (212) 262-1215

     All such notices shall be deemed to have been given on the date delivered, sent by facsimile or mailed in the manner provided above.


ARTICLE 22. Governing Law

     This Agreement and all amendments thereof shall, in all respects, be governed by and construed and enforced in accordance with the internal laws (without regard to principles of conflicts of law) of the State of New York. The parties agree to and accept the exclusive jurisdiction of any court in New York City or the U.S. District Court for the Southern District of New York in respect of any action or proceeding, expressly waiving any defense relating to jurisdiction, venue or forum non conveniens hereof in any action or proceeding with respect to this Agreement in any such court or any other court of competent jurisdiction.


ARTICLE 23. Non-Competition

     (a) For three years from and after the Closing Date, the Seller and the Guarantor shall not and shall not permit any of their respective officers, directors, employees, partners, subsidiaries, divisions, affiliates, successor, transferees or assigns (including without limitation any person that purchases or acquires any other division, business, property or assets from the Seller or the Guarantor), directly or indirectly, in the United States of America, to own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business whether in corporate, proprietorship or partnership form or otherwise, which competes in any manner with (i) the Acquired Business as presently conducted, including, but not limited to the manufacture or sale of intra-oral x-ray tubes or (ii) the business of the Purchaser as it is presently conducted, or with respect to (a) the manufacture or sale of instrumentation and devices for the evaluation of bone mineral density or (b) the application of such instrumentation and devices in the field of mammography.

     (b) For a period beginning on the date of this Agreement and ending one year after the date hereof, the Seller shall not and will not permit any of its officers, directors, employees, partners, subsidiaries, divisions, affiliates, successors, transferees or assigns (including without limitation any person that purchases or acquires any other division, business, property or assets from the Seller), to solicit for employment, discuss possible employment with or hire any person who at any time since January 1, 1996 was an officer, director, employee, consultant or independent contractor of Seller and who accepted employment with the Purchaser without the Purchaser's prior written consent.

     (c) Without limiting any provisions of this Agreement, Seller shall (i) require any person who purchases or acquires any division, business, property or assets from Seller to execute and deliver to Purchaser a writing, in form and substance satisfactory to Purchaser, agreeing to be bound by this Section 23 and
(ii) notify each of its officers, directors, employees, partners, subsidiaries, divisions and affiliates of this Section 27 and obtain their written agreement to be bound by this Section 23.

     (d) Seller acknowledges that the restrictions contained in this Section 23 are reasonable and necessary to protect the legitimate interests of Purchaser, that Purchaser shall not have an adequate remedy at law for any actual or attempted breach or violation of this Section 23, and that Purchaser shall, in addition to any other rights or remedies, be entitled to specific performance, injunction or any other equitable remedy for any such actual or attempted breach or violation.

     (e) Notwithstanding anything in this Agreement to the contrary, nothing herein shall limit the right of the Seller or its successors to continue to operate the Retained Business.


ARTICLE 24. License

     Seller and Guarantor shall be granted a royalty-free license to use and otherwise exploit the Intellectual Property, including but not limited to the patents referred to in Section 3.11, solely in connection with the operation of the Retained Business or the business of the Guarantor as it is presently conducted pursuant to the terms of the License Agreement in the form annexed hereto as Exhibit F.


ARTICLE 25. Public Announcements

     Except as required by law, any public announcement or similar publicity with respect to the Agreement or the transactions contemplated hereby shall be issued if at all, at such time and in said manner as Purchaser shall determine.


ARTICLE 26. Employees

     (a) Any employees of the Seller who are employed by the Purchaser shall be entitled to participate in all insurance and benefit plans of the Purchaser on the same basis as comparable employees of the Purchaser. For purposes of satisfying any waiting or vesting period under any such plans, the period of employment by any such employees with the Seller shall be deemed to be a period of employment with the Purchaser.

     (b) The Seller shall pay the cost of any compensation, severance or other benefits which may be payable through the Closing Date to the Seller's employees or to such other persons as shall claim compensation, severance or other benefits in connection with the consummation of the transactions contemplated hereby. The Seller shall (i) be responsible for providing the appropriate notices to the employees pursuant to COBRA, if any, necessary as a result of these transactions, (ii) continue to be responsible after the Closing Date for any benefit claims incurred by any employees hired by the Purchaser (or their eligible dependents) on or prior to the Closing Date which become payable under the terms of any medical, hospitalization, disability, workers' compensation, or life insurance plan, coverage, obligation, practice, arrangement or any other employee benefit plan affecting such employees maintained by the Seller, and (iii) continue to be responsible for liabilities, if any, arising on or prior to the Closing Date in connection with any employee benefit plan.


ARTICLE 27. Post-Closing Covenants

     (a) The Seller and the Purchaser shall cooperate in determining liability for expenses incurred at the Premises and the sharing of costs in general between the Purchaser and the Seller for certain shared services and equipment, including and without limitation, telephone, facsimile, heating and cooling services and fork lifts. In connection therewith the Seller shall make available to the Purchaser its books and records relating to the Retained Business and the Premises necessary in making the foregoing determinations.

     (b) Seller shall deliver to the Purchaser not later than one week from the date hereof, plans for such construction at the premises as agreed to by the parties and summarized in Schedule 27(b) annexed hereto.

     (c) Seller shall make available to Purchaser and its Affiliates and agents all books of account relating to the Acquired Business or the Purchased Assets.

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed as of the day and year first above written.

                            SELLER:
                            KEYSTONE DENTAL X-RAY, INC.

                            By:______________________________
                               Name:
                               Title:

                            PURCHASER:
                            DISCOVERY X-RAY CORPORATION

                            By:______________________________
                               Name:
                               Title:

                            GUARANTOR:
                            IMAGING SCIENCES, INC.

                            By:______________________________
                               Name:
                               Title: